Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Senior Vice President, Global Communications 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM declares quarterly dividend

DALLAS (September 10, 2025) — AECOM (NYSE: ACM), the trusted global infrastructure leader, today announced that its Board of Directors has declared a quarterly cash dividend of $0.26 per share as part of its ongoing quarterly dividend program. The dividend is payable on October 17, 2025 to stockholders of record as of the close of business on October 1, 2025.

About AECOM

AECOM (NYSE: ACM) is the global infrastructure leader, committed to delivering a better world. As a trusted professional services firm powered by deep technical abilities, we solve our clients’ complex challenges in water, environment, energy, transportation and buildings. Our teams partner with public- and private-sector clients to create innovative, sustainable and resilient solutions throughout the project lifecycle – from advisory, planning, design and engineering to program and construction management. AECOM is a Fortune 500 firm that had revenue of $16.1 billion in fiscal year 2024. Learn more at aecom.com.

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